Haynesworth Sinkler Boyd, P.A.
                          1201 Main Street, 22nd Floor
                       Columbia, South Carolina 29201-3226
                            Telephone (803) 779-3080
                               Fax (803) 765-1243

                                 January 2, 2003

Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

            With respect to Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., on behalf of the South Carolina Municipal Fund, a separate series, we have reviewed the material with respect to South Carolina Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

            We consent to the filing of this consent as an exhibit to the Registration Statement of Seligman Municipal Fund Series, Inc. and to the reference to us under the heading "South Carolina Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                      Very truly yours,


                                      /s/ Haynesworth Sinkler Boyd, P.A.
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                                      Haynesworth Sinkler Boyd, P.A.